Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Broadband Parent Corporation 2001 Stock Incentive Plan, ARRIS Group, Inc. 2004 Stock Incentive Plan, ARRIS Group, Inc. 2007 Stock Incentive Plan, ARRIS Group, Inc. 2008 Stock Incentive Plan, BigBand Networks, Inc. 2007 Equity Incentive Plan and ARRIS Group, Inc. Employee Savings Plan, of our reports (a) dated February 27, 2015, with respect to the consolidated financial statements and schedule of ARRIS Group, Inc. and the effectiveness of internal control over financial reporting of ARRIS Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2014 and (b) dated June 5, 2015, with respect to the financial statements and schedule of assets (held at end of year) of the ARRIS Group, Inc. Employee Savings Plan included in its Annual Report (Form 11-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

January 4, 2016